UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  July 22, 2009

Six Flags, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

1540 Broadway, 15th Floor
New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

(212) 652-9403

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

As previously disclosed, Six Flags, Inc. (the “Company”), Six Flags Operations Inc. (“SFO”) and Six Flags Theme Parks Inc. (“SFTP”) and certain of SFTP’s domestic subsidiaries (collectively with the Company, SFO and SFTP, the “Debtors”) filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (Case No. 09-12019).  On July 22, 2009, the Debtors filed with the Bankruptcy Court a disclosure statement (the “Disclosure Statement”) and a joint plan of reorganization under chapter 11 of the Bankruptcy Code (the “Plan”).  A copy of the Disclosure Statement with the Plan attached as an exhibit thereto as filed with the Bankruptcy Court is attached hereto as Exhibit 99.1.

Bankruptcy law does not permit solicitation of acceptances of a plan of reorganization until the bankruptcy court approves the disclosure statement relating to such plan.  Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Debtors’ Disclosure Statement filed July 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS, INC.

	By:	/s/ James M. Coughlin
		Name:	James M. Coughlin
		Title:	General Counsel

Date: July 23, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Debtors’ Disclosure Statement filed July 22, 2009.